Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (Nos. 333-226481, 333-200073, 333-189573, & 333-186367) on Form S-8 of our report dated June 21, 2022, with respect to the financial statements and the supplemental Schedule H, line 4i – schedule of assets (held at end of year) of Zoetis Savings Plan.

/s/ KPMG LLP

Short Hills, New Jersey
June 21, 2022

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